Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2007 and 2003 Incentive Stock Plans and Non-Employee Director Equity Compensation Plan of National Patent Development Corporation of our report dated March 27, 2008 with respect to the consolidated financial statements of National Patent Development Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2007, filed with the Securities and Exchange Commission.

/s/ EISNER LLP
Eisner LLP

New York, New York
March 27, 2008